Exhibit 3.24
SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
UTILIQUEST, LLC
     THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF UTILIQUEST, LLC (this “Agreement”) is made and entered into as of December 29, 2003 (the “Effective Date”), by and between UtiliQuest, LLC, a limited liability company formed under the Georgia Limited Liability Company Act (the “Company”) and UtiliQuest Holdings Corp., a Delaware corporation and the sole member of the Company (the “Sole Member”).
RECITALS:
     WHEREAS, the Sole Member and the Company desire to enter into this Agreement to provide, among other things, for the management of the business and affairs of the Company;
     NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     For purposes of this Agreement, the following terms shall have the respective meanings set forth below:
     1.1 Act. The Georgia Limited Liability Company Act, O.C.G.A. § 14-11-100 et seq., as hereafter amended.
     1.2 Articles. The Articles of Organization of the Company, which were filed with the Secretary of State of Georgia pursuant to § 14-11-203 of the Act on March 10, 1998, as hereafter amended from time to time by the Sole Member.
     1.3 Members. The Sole Member and any Additional Member admitted to the Company pursuant to Article IX of this Agreement.
ARTICLE II.
FORMATION
     2.1 Name. The name of the Company is UtiliQuest, LLC.
     2.2 Term. The term of the Company commenced on the date the Articles were filed with the Secretary of State of Georgia and shall be perpetual, unless this Agreement is terminated and the Company is dissolved in accordance with this Agreement and the Act.
     2.3 Registered Office and Agent. The Company’s registered office is 1201 Peachtree Street, N.W., Atlanta, Georgia 30361, and the name of its registered agent at such address is CT Corporation. The registered office and registered agent may be changed from time to time, without amendment to this Agreement, by the Sole Member.

     2.4 Principal Office. The principal office of the Company is located at 500 Northridge Road, Suite 300, Atlanta, GA 30350. The Company may change its principal office or maintain such additional offices as the Sole Member may from time to time determine, without amendment to this Agreement.
ARTICLE III.
PURPOSE OF THE COMPANY
     3.1 Purpose and Powers of the Company. The purpose of the Company is, and the Company shall have the power and authority, to engage in the commercial location and marking of underground facilities, utilities, pipes, conduits, ducts, wires, cables, valves, lines, fiber optic equipment and other structures and to carry on any other lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company may, and shall have power and authority to, take any and all actions as may be necessary, appropriate, proper, advisable, incidental, convenient to or in furtherance of the foregoing purposes or operation of its business.
ARTICLE IV.
ACCOUNTING AND RECORDS
     4.1 Accounting Period. The Company’s accounting period and fiscal year shall be the calendar year.
     4.2 Records to be Maintained. Notwithstanding the provisions of Section 14-11-313 of the Act, the Company shall only be required to maintain those records and information, if any, as the Sole Member shall from time to time determine, and any Member’s right to inspect such records or information may be limited in the Sole Member’s discretion.
ARTICLE V.
MANAGEMENT
     5.1 Management of the Company
          (a) Management by Sole Member. Responsibility for the management and operation of the business and affairs of the Company shall be vested in the Sole Member. The Sole Member shall have the right, authority, power and discretion to control, direct, manage and administer the business and affairs of the Company and to do all things necessary to carry on the business and purposes of the Company.
          (b) Authority of Sole Member. The Sole Member shall have the authority to bind or take any action on behalf of or in the name of the Company or to enter into any commitment or obligation binding upon the Company.
     5.2 Officers. The Sole Member may appoint agents to act on behalf of the Company and to manage the day to day business and affairs of the Company as provided herein. Such agents shall be designated “Officers” for purposes of this Agreement. The Officers of the Company shall be appointed by the Sole Member and shall consist of a President, a Secretary, a Chief Financial Officer and such other Officers or assistant Officers, including Vice Presidents, as may be appointed by the Sole Member. Each Officer shall hold office for the term for which such Officer has been elected or appointed or until such Officer’s successor has been duly elected or appointed and qualified, or until such Officer’s earlier resignation, removal from office, or death. Any two or more offices may be held by the same person. The Sole Member may designate a Vice President as an Executive Vice President and may designate the order in which other Vice Presidents may act.
          (a) President. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Sole Member, the President, subject to the general control of the Sole Member, shall be the Chief Executive Officer of the Company and, as such, shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to executed all documents and take all actions that the Company may legally take. The President shall exercise such other powers and perform such other duties as may be assigned to him or her by this Agreement or the Sole Member, including the duties and any powers stated in any employment agreement. Notwithstanding anything to the contrary, without specific written authorization from the Sole Member, the President (and each of the other Officers) shall have no power or authority to take or cause the Company to take any action, or engage or cause the company to engage in any activity, that is outside the ordinary course of business of the Company.
          (b) Vice President. In the absence of the President, any Vice President appointed by the Sole Member shall, except as hereinafter provided, have all of the powers and duties conferred upon the President. Each such designated Vice President shall have the same power as the President to sign certificates and contracts of the Company. Any Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him or her by this Agreement, the Sole Member or the President.
          (c) Secretary. The Secretary shall record, or cause to be recorded, in books provided for that purpose the minutes of the meetings or actions of the Members or the Officers, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the book, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him or her by this Agreement, the Sole Member or the President.
          (d) Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Sole Member or the President. The Chief Financial Officer, subject to the order of the Sole Member, shall have the custody of all funds and securities of the Company. The Chief Financial Officer shall perform all other duties commonly incident to his or her office and shall perform such other duties and have such other powers as this Agreement, the Sole Member or the President shall designate from time to time.

          (e) Powers of Attorney. The Sole Member may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers.
          (f) Other Duties. Each Officer, employee and agent of the Company shall have such other duties and authority as may be conferred upon such Officer, employee or agent by the Sole Member by resolution or otherwise or delegated to such Officer, employee or agent by the President. Each Officer, employee and agent shall conduct the affairs of the Company in the best interests of the Company and the Sole Member, including the safekeeping of all Company funds and the use thereof for the benefit of the Company.
          (g) Removal; Vacancies. Any Officer may be removed at any time by the Sole Member, and such vacancy may be filled by the Sole Member. This provision shall not prevent the making of a contract of employment for a definite term with any Officer and shall have no effect upon any cause of action which any Officer may have as result of such Officer’s removal in breach of a contract of employment. A vacancy in any office caused by death, resignation, removal, disqualification or otherwise of an Officer may be filled by the Sole Member for the unexpired portion of the term of the office.
          (h) Compensation. The salaries of the Officers hall be fixed from time to time by the Sole Member in its discretion.
     5.3 Liability of Members and Officers. Neither the Sole Member nor any Officer shall be liable for the obligations of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Sole Member or Officers for liabilities of the Company. The Sole Member’s and each Officer’s liability shall be limited as set forth in the Act and this Agreement and other applicable law.
     5.4 Indemnification. To the fullest extent permitted by applicable law, the Company shall indemnify the Sole Member and each Officer of the Company for all costs and expenses (including attorney’s fees and disbursements), losses, liabilities and damages paid or accrued by such Sole Member or Officer in connection with any act or omission performed by such person in good faith on behalf of the Company. To the fullest extent permitted by applicable law, expenses (including attorneys’ fees and disbursements) incurred by the Sole Member or any Officer in defending any claim, demand, action, suit or proceeding may, from time to time upon approval by the Sole Member, be advance by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, subject to recapture by the Company following a later determination that the Sole Member or such Officer was not entitled to indemnification hereunder. Notwithstanding the foregoing, no Member of Officer shall be indemnified against liability for any intentional misconduct, any knowing violation of law or any transaction in which such Member or Officer receives a personal benefit in violation or breach of this Agreement or the Act.
ARTICLE VI.
MEMBER; CONTRIBUTIONS
     6.1 Member. The Sole Member of the Company is UtiliQuest Holdings Corp.

     6.2 Capital Contributions. Unless the Sole Member otherwise agrees, Members shall not be required to contribute any capital to the Company. Subject to Section 11.2, the decision to require capital contributions of any Member rests solely with the Sole Member.
     6.3 Meetings. Meetings of the Members shall be held on such dated and at such locations as designated by the Sole Member. Members may participate in a meeting of the Members by conference telephone or similar communications equipment by means of which all Members participating in the meeting may simultaneously hear and speak with each other during the meeting, and such participation in a meeting shall constitute presence in person at such meeting.
ARTICLE VII
ALLOCATIONS AND DISTRIBUTIONS
     7.1 Distributions. Except as provided in Section 7.2 below, the Company may make distributions as determined by the Sole Member from time to time in accordance with this Agreement.
     7.2 Limitations on Distributions. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company. No distribution shall be made to a Member if such distribution is prohibited by the Act.
     7.3 Distribution Upon Sale of Assets. Upon a sale of all, or substantially all, of the assets of the Company, the net proceeds thereof shall be distributed to the Sole Member after payment of any debts of the Company.
ARTICLE VIII
MEMBERSHIP INTERESTS
     8.1 Membership Interest. UtiliQuest Holdings, Corp. is the sole member of the Company and owns one hundred percent (100%) of the outstanding membership interests or units of the Company (the “Membership Interests”). All Membership Interests in the Company shall be held through Units evidenced by certificates. All Units shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Georgia as provided pursuant to Section 8-103 thereof.
ARTICLE IX.
ADMISSION OF ADDITIONAL MEMBERS
     9.1 Additional Members. Subject to Section 11.2, additional Members may be admitted to the Company (“Additional Members”) in the absolute discretion of the Sole Member.
ARTICLE X.
DISSOLUTION AND WINDING UP
     10.1 Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

               (a) the Sole Member elects to dissolve the Company; or
               (b) the entry of a decree of judicial dissolution pursuant to Section 14-11-603 of the Act.
     10.2 Effect of Dissolution. Upon dissolution, the Company shall cease to carry on its business, and its affairs shall be wound up in accordance with this Article X and the Act. Upon dissolution, the Sole Member shall file a statement of commencement of winding up pursuant to O.C.G.A. § 14-11-606 and publish the notice described in O.C.G.A. § 14-11-608.
     10.3 Winding Up, Liquidation and Distribution of Assets.
               (a) Upon dissolution, an accounting shall be made by the Company’s independent accountants of the accounts of the Company and of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Sole Member shall promptly proceed to wind up the affairs of the Company.
               (b) If the Company is dissolved and its affairs are to be wound up, the Sole Member shall:
               (i) Sell or otherwise liquidate all of the Company’s assets as promptly as practicable (except to the extent the Sole Member may determine to distribute any assets to itself in kind);
               (ii) Discharge all liabilities of the Company, other than liabilities to the Sole Member, and establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company;
               (iii) Discharge liabilities of the Company to the Sole Member; and
               (iv) Distribute any remaining assets of the Company to the Sole Member.
               (c) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated and dissolved.
               (d) The Sole Member shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution and liquidation of its assets.
     10.4 Certificate of Termination. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Sole Member, a Certificate of Termination shall be executed and filed with the Secretary of State of Georgia in accordance with Section 14-11-610 of the Act.

ARTICLE XI.
AMENDMENT
     12.1 Amendment. This Agreement may be amended or modified from time to time only by a written instrument signed by the Sole Member.
ARTICLE XII.
MISCELLANEOUS PROVISIONS
     13.1 Entire Agreement. This Agreement represents the entire Agreement between the Sole Member and the Company with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements or understandings.
     13.2 Application of Georgia Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia and, to the extent not inconsistent with this Agreement, the provisions of the Act.
     13.3 Construction. Whenever the singular form is used in this Agreement, and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.
     13.4 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.
     13.5 Waiver. No failure or delay on the part of a party to this Agreement in exercising any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or of any other right or remedy. No provision of this Agreement may be waived except in a writing signed by the party granting such waiver.
     13.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart to this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.
     13.7 Banking. All funds of the Company shall be deposited in its name in an account or accounts as shall be designated from time to time by the Sole Member.
     13.8 Further Assurances. Each party agrees to execute and deliver in a timely fashion any and all additional documents as may be necessary to give effect to the purpose and intent of the parties set forth in this Agreement.
[SIGNATURE ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

UTILIQUEST HOLDINGS CORP., a Delaware
corporation as the Sole Member

By:	/S/ MICHAEL K. MILLER

Name: Michael K. Miller
Title: Secretary

UTILIQUEST, LLC, a Georgia limited liability
company, By: UTILIQUEST HOLDINGS CORP., its
Sole Member

By:	/S/ MICHAEL K. MILLER

Name: Michael K. Miller
Title: Secretary